EXHIBIT 21.1.

SUBSIDIARIES

                                                                State
                                                              in which
                                                              Subsidiary
Name                                                          Organized
-----------------------------------

AirComp, LLC                                                    Texas
Mountain Compressed Air                                         Texas
Strata Directional Technology, Inc.                             Texas
Jens' Oilfield Services, Inc,                                   Texas